Exhibit 10.1

Exchange Agreement

BY AND AMONG

Simplicity Esports and Gaming Company,

Diverted River Technology, LLC,

The Member(s) of Diverted River Technology, LLC from Time to Time

And

Zachary Johnson as the Members’ Representative

i

ii

Annex and Exhibits

Annex 1	Joinder to Exchange Agreement

Exhibit A	Form of Assignment of Membership Interests
Exhibit B	Capitalization Table

iii

EXCHANGE AGREEMENT

Dated as of September 28, 2022

This Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”); (ii) Diverted River Technology, LLC, an Indiana limited liability company (“DRT”), (iii) Diamond Dogs Investments, LLC, an Indiana limited liability company (“DDI”), which is the sole member of DRT as of the Effective Date, (iv) any Person (as defined below) who may become a member of DRT following the Effective Date and who shall join this Agreement as set forth herein (the “Joining Members”) and (v) Zachary Johnson as the Representative of the DRT Members, as defined below (the “Members’ Representative”). Each of DRT and the DRT Members at any applicable time may be referred to collectively herein as the “DRT Parties” and separately as a “DRT Party”. Each of the Company, each DRT Party and the Members’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, at the Closing (as defined below), the Company agrees to acquire from the DRT Members 100% of the membership interests of DRT (the “Membership Interests”) held by the DRT Members as of the Closing in exchange for the issuance by the Company to the DRT Members of shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”); and

WHEREAS, DRT will become a wholly owned subsidiary of the Company;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Accredited Investor” means an ‘accredited investor’ as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

(b)	“Acquisition Inquiry” means an inquiry, indication of interest or request for nonpublic information that could reasonably be expected to lead to an Acquisition Proposal.

(c)	“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) concerning any (i) merger, consolidation, business combination, share exchange, joint venture or similar transaction involving DRT or any DRT Member pursuant to which such Person or “group” would own 5% or more of the consolidated assets, revenues or net income of DRT, (ii) sale, lease, license or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of DRT representing 5% or more of the consolidated assets, revenues or net income of DRT, (iii) issuance or sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of any Equity Securities of DRT, (iv) transaction or series of transactions in which any Person or “group” would acquire beneficial ownership or the right to acquire beneficial ownership of any Equity Securities of DRT, (v) action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti- takeover statute or regulation inapplicable to any transaction, or (vi) any combination of any of the foregoing.

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(d)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(e)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(f)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(g)	“Arbitrator” has the meaning set forth in Section 9.04(a).

(h)	“Assignment” has the meaning set forth in Section 2.05(a).

(i)	“Authorized Shares Increase” has the meaning set forth in Section 2.07.

(j)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(k)	“Cap” has the meaning set forth in Section 8.07(a).

(l)	“Closing Date” has the meaning set forth in Section 2.03.

(m)	“Closing” has the meaning set forth in Section 2.03.

(n)	“Code” means the Internal Revenue Code of 1986, as amended.

(o)	“Company Board” means the Board of Directors of the Company.

(p)	“Company Common Stock” has the meaning set forth in the recitals hereto.

(q)	“Company Indemnified Party” has the meaning set forth in Section 8.01.

(r)	“Company Organizational Documents” has the meaning set forth in Section 4.01.

(s)	“Company Stock” has the meaning set forth in the recitals.

(t)	“Company” has the meaning set forth in the introductory paragraph hereto.

(u)	“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and all other agreements, commitments and legally binding arrangements, whether written or oral.

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(v)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother- in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(w)	“DDI” has the meaning set forth in the introductory paragraph hereto.

(x)	“DDI Members” has the meaning set forth in Section 2.01(a).

(y)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of a Person or obligating such Person to issue or sell any of its Equity Securities.

(z)	“Direct Claim” has the meaning set forth in Section 8.03(c).

(aa)	“Disqualification Event” has the meaning set forth in Section 3.25.

(bb)	“DRT Indemnified Party” has the meaning set forth in Section 8.02.

(cc)	“DRT Members” means the Persons who are members of DRT as of the applicable time, being DDI and/or each of the Joining Members.

(dd)	“DRT Organizational Documents” has the meaning set forth in Section 3.01.

(ee)	“DRT Party” and “DRT Parties” have the meanings set forth in the introductory paragraph hereto.

(ff)	“DRT” has the meaning set forth in the introductory paragraph hereto.

(gg)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(hh)	“Employment Agreement” has the meaning set forth in Section 2.04(d).

(ii)	“Encumbrance” means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

(jj)	“Environmental Laws” has the meaning set forth in Section 3.23.

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(kk)	“Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(ll)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(mm)	“Exchange Shares” has the meaning set forth in Section 2.02(b).

(nn)	“Exchange” has the meaning set forth in Section 2.02(c).

(oo)	“GAAP” means United States generally accepted accounting principles as in effect from time to time.

(pp)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(qq)	“Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

(rr)	“Indemnified Party” has the meaning set forth Section 8.03.

(ss)	“Indemnifying Party” has the meaning set forth Section 8.03.

(tt)	“Intellectual Property Registrations” has the meaning set forth in Section 3.13(c).

(uu)	“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (ii) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (iv) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

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(vv)	“Joinder” has the meaning set forth in Section 2.01(b).

(ww)	“Joinder Date”, as to any DRT Member, means the date that such DRT Member executes a Joinder and becomes a party to this Agreement.

(xx)	“Joining Members” has the meaning set forth in the introductory paragraph hereto.

(yy)	“Knowledge of DRT” means the actual knowledge, assuming due inquiry, of Zachary Johnson or any manager or executive officer of DRT.

(zz)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(aaa)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(bbb)	“Losses” and “Loss” has the meaning set forth in Section 8.01.

(ccc)	“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the affected Party, or (b) the ability of the affected Party to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the affected Party operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the affected Party compared to other participants in the industries in which the affected Party conducts its business.

(ddd)	“Members’ Representative” has the meaning set forth in the introductory paragraph hereto.

(eee)	“Membership Interests” has the meaning set forth in the recitals.

(fff)	“Non-U.S. Person” means a Person who is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act.

(ggg)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

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(hhh)	“Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person, is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(iii)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(jjj)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(kkk)	“Regulation S” means Regulation S promulgated under the Securities Act.

(lll)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(mmm)	“Rule 144” has the meaning set forth in Section 3.26(h).

(nnn)	“SEC Reports” has the meaning set forth in the introductory paragraph to Article IV.

(ooo)	“SEC” means the U.S. Securities and Exchange Commission.

(ppp)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qqq)	“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(rrr)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

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(sss)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(ttt)	“Termination Date” means December 15, 2022.

(uuu)	“Third-Party Claim” has the meaning set forth in Section 8.03(a).

(vvv)	“Transaction Documents” means this Agreement, the Joinders, the Assignments, and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(www)	“Transactions” means the transactions contemplated by the Transaction Documents.

(xxx)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(yyy)	“U.S. Person” means (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a US Person; (iv) any trust of which any trustee is a US Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or (viii) Any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II. THE TRANSACTIONS

Section 2.01 DRT Members.

(a)	The Parties acknowledge and agree that, as of the Effective Date, DDI is the sole member of DRT, holding 100% of the Membership Interests. The Parties currently anticipate that, following the Effective Date, DDI may distribute the Membership Interests to the members of DDI (the “DDI Members”), which distribution shall be completed pro rata based on the respective ownership of DDI by the DDI Members.

(b)	Upon any Person becoming a DRT Member pursuant to the distribution as set forth in Section 2.01(a), such Person shall execute a Joinder to Exchange Agreement in the form as attached hereto as Annex 1 (each, a “Joinder”), pursuant to which such Person shall join this Agreement as a DRT Member, and shall make all of the representations and warranties, and shall agree to all of the covenants and other agreements applicable to the DRT Members herein. Upon the execution of any Joinder(s), the Parties shall update the Capitalization Table (as defined below) to reflect the then-current ownership of DRT.

(c)	At the time that DDI has distributed all of the Membership Interests to the DDI Members such that DDI no longer holds any Membership Interests, and subject to each of such recipients having joined this Agreement pursuant to a Joinder, DDI shall remain a Party to this Agreement but shall no longer be a “DRT Member” for any purposes of this Agreement.

Section 2.02 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, at the Closing, the DRT Members as of the Closing, who hold 100% of the Membership Interests as of the Closing, shall sell, assign, transfer and deliver to the Company, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Membership Interests held by them.

(b)	All of the Membership Interests shall be exchanged, collectively, for a number of shares of Company Common Stock which equals 80% of the issued and outstanding shares of Company Common Stock as of the Closing (the “Exchange Shares”), which Exchange Shares shall be apportioned between the DRT Members pro rata based on the percentage of the Membership Interests held by the DRT Member as set forth on the Capitalization Table (as defined below). The Exchange Shares shall be issued in book entry form and shall not be certificated.

(c)	The exchange as set forth in this Section 2.02, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange”.

(d)	At the Closing (as defined below) the DRT Members shall, on transfer of their respective Membership Interests to the Company, be recorded in the stock ledger of the Company as the owners of the applicable Exchange Shares.

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Section 2.03 Closing. The closing of the Transactions (the “Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 6.01, Section 6.02 and Section 6.03, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”), via the exchange of electronic documents and other items as required herein.

Section 2.04 Directors and Officers; Employment Agreements.

(a)	As of the Closing, the Company Board shall be comprised of seven (7) individuals, three (3) of whom may be employees of the Company and four (4) of whom must be people meeting the requirements necessary to be deemed an “independent director” under the applicable Laws, rules, and regulations of the SEC.

(b)	At the Closing, the Company Board shall expand the size of the Company Board by three persons to a total of seven, and shall name Zachary Johnson, and, within 90 days after Closing, two other persons as directors on the Company Board, one of whom shall be an independent director.

(c)	At the Closing, the Company Board shall name Zachary Johnson as the Chief Executive Officer of the Company (or such other position as may be agreed by the Parties). Within 90 days of Closing, the Company Board shall name one other person as Chief Technology Officer, subject to the approval of Zachary Johnson.

(d)	At the Closing, the Company shall enter into employment agreements with each of Zachary Johnson and certain other employees of DRT as identified and agreed to by the Parties, each to be in form and substance as agreed to by the Company, DRT and the applicable employee (each, an “Employment Agreement”). Within 90 days of the Closing, the Company shall hire Velocity 42 Limited as its primary software developer.

Section 2.05 DRT Deliverables at the Closing. At the Closing, DRT or the DRT Members, as applicable, shall deliver to the Company the following:

(a)	Each DRT Member shall deliver to the Company an Assignment of Membership Interests in the form as attached hereto as Exhibit A (the “Assignment”), duly completed and executed by such DRT Member.

(b)	DRT shall deliver to the Company a certificate of the Secretary of DRT and the Members Representative on behalf of the DRT Members, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied and that the statements therein are true and correct; and

(ii)	attaching a certificate of status issued by the Indiana Secretary of State for DRT, dated as of a date within 5 days of the Closing Date; and

(c)	DRT shall deliver to the Company each of the Employment Agreements entered into by the persons as determined pursuant to Section 2.04(d), each duly executed by the applicable employee a counterparty thereto.

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Section 2.06 Company Deliverables at the Closing. At the Closing, the Company shall:

(a)	Record the applicable DRT Members in the books and records of the Company as the owners of the applicable Exchange Shares;

(b)	Deliver to the Members’ Representative on behalf of the DRT Members a certificate of the Secretary of the Company, dated as of the Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied and that the statements therein are true and correct; and

(ii)	attaching a certificate of status issued by the Delaware Secretary of State for the Company, dated as of a date within 5 days of the Closing Date; and

(c)	Deliver to DRT a copy of each of the Employment Agreements entered into by the persons as determined pursuant to Section 2.04(d), each duly executed by an authorized officer of the Company.

Section 2.07 Actions Prior to the Closing. The Parties acknowledge and agree that, prior to the Closing and as a condition thereto, the Company shall complete an amendment of its Certificate of Incorporation to increase the authorized shares of Company Common Stock to 250,000,000 shares (the “Authorized Shares Increase”), and the representations and warranties related thereto shall be deemed automatically updated upon the completion of the Authorized Shares Increase.

Section 2.08 Additional Documents. At and following the Closing, the Company, DRT, the Members’ Representative and the DRT Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.09 Change of Name. The Parties acknowledge and agree that, following the Closing, the Company expects to undertake a change of name to “Diverted River Technology, Inc.” or such other name as determined by the Company Board following the Closing.

Section 2.10 Conveyance Taxes. Each DRT Member will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by such DRT Member as a result of the Transactions.

ARTICLE III. Representations and Warranties of the DRT Parties

As an inducement to, and to obtain the reliance of the Company, the DRT Parties, jointly and severally (other than with respect to the representations and warranties as set forth in Section 3.08 and Section 3.26 which are given by each DRT Member individually, severally and not jointly and severally, and solely with respect to the Membership Interests held by such DRT Member and with respect to the Exchange Shares to be received by such DRT Member, as applicable) represent and warrant to the Company, as of the Effective Date, as of the Joinder Date if applicable, and as of the Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date as follows:

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Section 3.01 Corporate Existence and Power. DRT is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Indiana, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. DRT has delivered to the Company complete and correct copies of the formation documents, organizational documents and operating agreement of DRT as in effect on the Effective Date (collectively, the “DRT Organizational Documents”). DRT has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. DRT does not own any Equity Securities of any other Person and has no subsidiaries.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the DRT Organizational Documents. DRT has taken all actions required by Law, the DRT Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by DRT and the DRT Members in connection herewith constitute the valid and binding obligations of DRT and the DRT Members, as applicable, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict With Other Instruments. The execution of this Agreement by DRT and the DRT Members and the consummation of the Transactions by DRT and the DRT Members will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which DRT or any DRT Member is a party or to which any of their respective assets, properties or operations are subject.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any DRT Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 3.06 Authorized Interests.

(a)	As of the Effective Date, as of the Joinder Date, and as of the Closing Date, all of the issued and outstanding Membership Interests are held, collectively, by the DRT Members who are a party to this Agreement at the applicable time, and the capitalization table of DRT as attached hereto as Exhibit B, as the same may be updated as set forth in Section 2.01(b) (the “Capitalization Table”) is true, correct and complete in all respects as of the applicable date thereof and as of the Closing Date.

(b)	DRT has no Derivatives or commitments to issue any Equity Securities of DRT or Derivatives, and there are no outstanding securities convertible or exercisable into or exchangeable for Membership Interests or any other Equity Security of DRT.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of Membership Interests affecting the nomination or election of directors or managers or the exercise of the voting rights of Membership Interests.

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(d)	The offer, issuance and sale of such Membership Interests, and the distribution of the Membership Interests as contemplated in Section 2.01, were each (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such Membership Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.07 Validity of Interests. The Membership Interests to be delivered at the Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 3.08 Title to and Issuance of the Membership Interests. Such DRT Member is, on the Effective Date if this Agreement is executed by such DRT Member on the Effective Date and on the Joinder Date if this Agreement is executed by such DRT Member on a Joinder Date, and on the Closing Date will be, the record and beneficial owner and holder of the Membership Interests to be delivered at the Closing, as set forth on the Capitalization Table at the applicable time, free and clear of all Liens. None of the Membership Interests held by such DRT Member is subject to pre-emptive or similar rights, either pursuant to any DRT Organizational Document, requirement of Law or any Contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Membership Interests or other interests in DRT from such DRT Member. If such DRT Member is an entity, the governing or managing body or persons of such DRT Member has authorized the execution and delivery of this Agreement by such DRT Member and has approved this Agreement and the Transactions.

Section 3.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of DRT, threatened, by or against DRT or affecting DRT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. DRT does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.10 General Compliance. To the Knowledge of DRT, it is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by DRT under), nor has DRT received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) or has not been, in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws relating to Taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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Section 3.11 Compliance with Laws; Permits.

(a)	DRT has complied in all material respects, and are now complying in all material respects, with all Laws applicable to it or its business, properties or assets. All prior issuances of securities of DRT have been either registered under the Securities Act, or exempt from registration.

(b)	All material Permits required for DRT to conduct its business have been obtained by it and are valid and in full force and effect, except as would reasonably be expected to result in a Material Adverse Effect on DRT. All fees and charges with respect to such Permits have been paid in full. To the Knowledge of DRT, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit material to the operations of DRT. DRT has not received any notice of proceedings relating to the revocation or modification of any such Permit

(c)	DRT is not and has not been, and the past and present directors, officers, shareholders, managers and Affiliates of DRT are not and have not, been the subject of, nor does any directors, officers, shareholders, managers and Affiliates of DRT have any reason to believe that DRT or any of its directors, officers, shareholders, managers and Affiliates of DRT will be the subject of (i) any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of Laws, or (ii) any civil, criminal or administrative investigation or proceeding brought by any federal or state agency.

Section 3.12 Contracts.

(a)	All Contracts, agreements, franchises, license agreements, and other commitments to which DRT is a party or by which its properties are bound and which are material to the operations of DRT taken as a whole are valid and enforceable by DRT in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(b)	DRT is not a party to any oral or written (i) Contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, Contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or manager of DRT, which, in each case cannot be terminated by DRT on notice of no more than thirty (30) days at a cost of no more than $5,000.

Section 3.13 Intellectual Property.

(a)	DRT owns or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted. None of DRT’s material Intellectual Property has expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. To the Knowledge of DRT there is no infringement by DRT of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of DRT, being threatened against, DRT regarding the infringement of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

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(b)	Without limiting the generality of the foregoing, DRT has entered into binding, written agreements with every current and former employee of DRT, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to DRT any ownership interest and right they may have in Intellectual Property owned by DRT; and (ii) acknowledge DRT’s exclusive ownership of all Intellectual Property owned by DRT. DRT has provided the Company with true and complete copies of all such agreements. To the Knowledge of DRT, DRT is in material compliance with all legal requirements applicable to Intellectual Property owned by DRT and DRT’s ownership and use thereof.

(c)	All required filings and fees related to the Intellectual Property owned by DRT that are either subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, the “Intellectual Property Registrations”) have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. DRT has provided the Company with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(d)	DRT has taken all reasonable measures to protect and preserve its rights in Intellectual Property owned by DRT and the confidentiality of all trade secrets owned, exploited, held for exploitation, appropriated or otherwise obtained or possessed by DRT.

Section 3.14 Condition and Sufficiency of Assets. Except for ordinary wear and tear, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of DRT are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by DRT, together with all other properties and assets of DRT, are sufficient for the conduct of DRT’s business as conducted as of the Effective Date and as of the Closing and constitute all of the rights, property and assets necessary to conduct the business of DRT as conducted as of the Closing.

Section 3.15 Accounts Receivable. The accounts receivable reflected on the books and records of DRT and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by DRT involving the sale of goods or the rendering of services in the Ordinary Course of Business; (b) constitute only valid, undisputed claims of DRT not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business; and (c) are collectible in full within ninety (90) calendar days after billing.

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Section 3.16 Title. DRT has good and marketable title in fee simple to all real property owned by it, or leases such real property pursuant to valid and in-force lease agreements, and has good and marketable title in all personal property owned by it that is material to the business of DRT, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by DRT and Liens for the payment of federal, state or other Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by DRT is held under valid, subsisting and enforceable leases with which DRT is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by DRT.

Section 3.17 Insurance. DRT is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of DRT believes to be prudent and customary in the businesses in which DRT is engaged. DRT has not been refused any insurance coverage sought or applied for, and DRT has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of DRT, taken as a whole.

Section 3.18 Taxes.

(a)	DRT has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the Taxing Authority of any jurisdiction, and the officers of DRT know of no basis for any such claim. All Tax Returns required to be filed on or before the Closing Date by DRT have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by DRT (whether or not shown on any Tax Return) have been, or will be, timely paid. DRT has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(b)	No claim has been made by any Taxing Authority in any jurisdiction where DRT does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of DRT. The amount of DRT’s liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the financial statements of DRT. All deficiencies asserted, or assessments made, against DRT as a result of any examinations by any Taxing Authority have been fully paid. DRT is not a party to any Action by any Taxing Authority. To the Knowledge of DRT, there are no pending or threatened Actions by any Taxing Authority.

(c)	There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of DRT.

(d)	DRT is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. DRT is not a party to, or bound by, any closing agreement or offer in compromise with any Taxing Authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Taxing Authority with respect to DRT.

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(e)	DRT is not and has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. DRT has no Liability for Taxes of any Person (other than DRT) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise. DRT has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. DRT has not taken any action that could defer a Liability for Taxes of DRT from any period prior to the Closing to any period following the Closing.

(f)	DRT is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445- 2. DRT is not and has never been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code. DRT has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. DRT is not and has not been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011- 4(b). There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of DRT under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(g)	DRT has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. DRT has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(h)	None of the assets of DRT is property that DRT is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

Section 3.19 Transactions with Affiliates. None of the members, managers or officers or directors of DRT and, to the Knowledge of DRT, none of the employees of DRT, is presently a party to any transaction with DRT (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of DRT, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of DRT’s total assets at year-end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of DRT and (iii) other employee benefits, including stock option agreements under any stock option plan of DRT.

Section 3.20 Foreign Corrupt Practices. Neither DRT, nor, to the Knowledge of DRT, any agent or other Person acting on behalf of DRT, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by DRT (or made by any Person acting on its behalf of which DRT is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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Section 3.21 Money Laundering. DRT is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.22 Illegal or Unauthorized Payments; Political Contributions. Neither DRT nor, to the Knowledge of DRT, any of the managers, officers, directors, employees, agents or other representatives of DRT or any other business entity or enterprise with which DRT is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of DRT.

Section 3.23 Environmental Laws. To Knowledge of DRT, DRT (i) is in compliance with any and all applicable foreign, federal, state and local Laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all Permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such Permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.24 Investment Company. DRT is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.25 No Disqualification Events. None of DRT, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of DRT, any beneficial owner of 20% or more of DRT’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with DRT in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. DRT has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 3.26 Investment Representations. For purposes of this Section 3.26, any reference to the “Exchange Shares” shall be deemed solely to be a reference to the portion of the Exchange Shares being delivered to such applicable DRT Member.

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(a)	Investment Purpose. Such DRT Member understands and agrees that the consummation of the Transactions including the delivery of the Exchange Shares to such DRT Member in exchange for the Membership Interests held by such DRT Member as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired by such DRT Member are being acquired by such DRT Member for such DRT Member’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Such DRT Member is an Accredited Investor, not an Accredited Investor, or is a Non-U.S. person, as indicated on such DRT Member’s signature page to this Agreement or the Joinder, as applicable.

(c)	Non U-S. Person. In the event that such DRT Member has indicated on the signature page hereof or in such DRT Member’s Joinder, as applicable, that such DRT Member is a Non- U.S. Person, then such DRT Member hereby makes the further representations and warranties as set forth in this Section 3.26(c):

(i)	Such DRT Member is natural person and is not a citizen of the United States.

(ii)	As of the Effective Date and as of the Closing Date, such DRT Member is not located in the United States.

(iii)	Such DRT Member is executing this Agreement, and will execute the Assignment and any additional documents or instruments required for the Closing to occur, at the location as set forth below such DRT Member’s name on the signature pages hereof or on the Assignment or other document or instrument, as applicable.

(iv)	Such DRT Member is not acquiring the Exchange Shares for the benefit of any U.S. Person.

(v)	Such DRT Member will not resell any of the Exchange Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(vi)	Such DRT Member has not acquired the Exchange Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Exchange Shares; provided, however, that such DRT Member may sell or otherwise dispose of the Exchange Shares pursuant to registration thereof under the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements.

(d)	Information. Such DRT Member has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such DRT Member requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

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(e)	Reliance on Exemptions. Such DRT Member understands that the Exchange Shares are being offered and sold to such DRT Member in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such DRT Member’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such DRT Member set forth herein in order to determine the availability of such exemptions and the eligibility of such DRT Member to acquire the Exchange Shares.

(f)	Information. Such DRT Member and his, her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by such DRT Member or his advisors. Such DRT Member and his, her or its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such DRT Member understands that his investment in the Exchange Shares involves a significant degree of risk. Such DRT Member is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein. Such DRT Member has received and has reviewed the SEC Reports.

(g)	Governmental Review. Such DRT Member understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(h)	Transfer or Resale. Such DRT Member understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such DRT Member shall have delivered to the Company, at the cost of such DRT Member, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such DRT Member who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.26 and who is an accredited investor (as defined in the Securities Act), (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S and such DRT Member shall have delivered to the Company, at the cost of such DRT Member, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(i)	Legends. Such DRT Member understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(j)	Removal. The legend(s) referenced in Section 3.26(i) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Such DRT Member agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 3.27 Approval of Agreement. The DRT Members and any manager of DRT have each authorized the execution and delivery of this Agreement by DRT and the DRT Members and have approved this Agreement and the Transactions. The execution of a Joinder by any DRT Member who joins this Agreement following the Effective Date shall be deemed, and shall be, an approval and authorization of this Agreement by such DRT Member as of the Joinder Date.

Section 3.28 No Brokers. No DRT Party has retained any broker or finder in connection with any of the Transactions, and no DRT Party has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of DRT and the DRT Members, the Company represents and warrants to DRT and the DRT Members, as of the Effective Date and as of the Closing Date except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, and other than as set forth in the reports and filings made by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), as follows:

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Section 4.01 Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligations of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by the Company and the consummation of the Transactions by the Company will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 Authorized Shares and Capital. The authorized capital stock and the issued and outstanding capital stock of the Company is as set forth in the SEC Reports.

Section 4.07 Validity of Shares. The Exchange Shares to be delivered at the Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 4.08 Approval of Agreement. The Company Board has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Transactions.

Section 4.09 No Brokers. The Company has not retained any broker or finder in connection with any of the Transactions, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 4.10 No Liabilities. At Closing, the Company has no (i) outstanding debt instruments that are convertible into Company Common Stock or Company preferred stock; (ii) outstanding liabilities related to the purchase, lease, or rental of any real property; (iii) outstanding state or federal tax liabilities accruing prior to Closing; or (iv) debt to any Person who is or was an executive officer, director, or nominee for director of the Company, any shareholder, or an immediate family member or Affiliate of any such Person.

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ARTICLE V. ADDITIONAL COVENANTS OF THE PARTIES

Section 5.01 Delivery of Books and Records. At the Closing, DRT shall deliver to the Company the originals of the minute books, books of account, Contracts, records, and all other books or documents of DRT now in the possession of DRT or its Representatives.

Section 5.02 Third Party Consents and Certificates. The Company and the DRT Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

Section 5.03 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 5.04 Due Diligence Review.

(a)	Following the Effective Date and until the Closing or the earlier termination of this Agreement, the Company shall give to DRT and its Representatives full and complete access to the books and records, Contracts, facilities and personnel of the Company, so that DRT may complete its due diligence investigation of the Company. The Company also agrees to provide DRT and its Representatives with access to any information in the Company’s possession or within its control that contains information relative to the financial, operational, and/or regulatory condition (present, past, or prospective) of the Company. If DRT, in its sole discretion, at any time prior to the Closing determines that its due diligence review of the Company is not satisfactory to DRT, then DRT may terminate this Agreement upon notice to the Company.

(b)	Following the Effective Date and until the Closing or the earlier termination of this Agreement, DRT shall give to the Company and its Representatives full and complete access to the books and records, Contracts, facilities and personnel of DRT, so that the Company may complete its due diligence investigation of DRT. DRT also agrees to provide the Company and its Representatives with access to any information in DRT’s possession or within its control that contains information relative to the financial, operational, and/or regulatory condition (present, past, or prospective) of DRT. If the Company, in its sole discretion, at any time prior to the Closing determines that its due diligence review of DRT is not satisfactory to the Company, then the Company may terminate this Agreement upon notice to DRT.

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Section 5.05 No-Shop.

(a)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, no DRT Party shall, and each DRT Party shall cause the Representatives of each DRT Party not to, directly or indirectly:

(i)	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

(ii)	furnish any non-public information regarding DRT to any Person who has made an Acquisition Proposal or an Acquisition Inquiry;

(iii)	engage in discussions or negotiations with any Person who has made any Acquisition Proposal or Acquisition Inquiry;

(iv)	approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry;

(v)	withdraw or propose to withdraw its approval and recommendation in favor of this Agreement and the Transactions; or

(vi)	enter into any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or other similar agreement for any Acquisition Transaction.

(b)	From the Effective Date until the first to occur of the Closing or the termination of this Agreement in accordance with its terms, no DRT Party shall (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal relating to DRT, (ii) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation inapplicable to any transaction contemplated by an Acquisition Proposal related to DRT, or (iii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize DRT to enter into, any letter of intent, agreement in principle, merger, acquisition, purchase or joint venture agreement or Contract or other instrument in respect of or relating to an Acquisition Proposal.

(c)	DRT shall promptly, within 36 hours, advise the Company orally and in writing of any Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and all material modifications thereto) that is made or submitted by any Person during the period beginning on the Effective Date until the Closing or the termination of this Agreement in accordance with its terms. DRT shall keep the Company reasonably informed on a current basis of any material developments in the status and terms of any such Acquisition Proposal or Acquisition Inquiry (including whether such Acquisition Proposal or Acquisition Inquiry has been withdrawn or rejected and any material change to the terms thereof).

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(d)	Each DRT Party shall immediately cease and cause to be terminated any discussions existing as of the Effective Date with any Person that relate to any Acquisition Proposal or Acquisition Inquiry proposed on or prior to the Effective Date. Each DRT Party acknowledges and agree that any actions taken by or at the direction of a Representative of any DRT Party that, if taken by such DRT Party, would constitute a breach or violation of this Section 5.05 will be deemed to constitute a breach and violation of this Section 5.05 by each DRT Party.

(e)	For the avoidance of doubt, the provisions of this Section 5.05 shall not prevent the consummation of the actions as contemplated in Section 2.01.

Section 5.06 Affirmative Covenants. Between the Effective Date and the Closing Date or earlier termination of this Agreement in accordance with its terms, and except as otherwise contemplated by this Agreement or as the Company shall otherwise consent in writing in advance, each DRT Party shall, and shall cause each of their Representatives to:

(a)	conduct the business of DRT only in the Ordinary Course of Business and will use commercially reasonable best efforts to maintain and preserve the assets of DRT, preserve intact the current business organization of DRT, and maintain the relations and goodwill with customers, creditors, employees, agents, and others having business relationships with DRT;

(b)	provide the Company and its Representatives and agents reasonable access to the books and financial records of DRT at any time during normal business hours prior to the Closing Date, at the Company’s sole cost and expense, to perform any inspections or evaluations and observe any meetings of management of DRT which the Company reasonably deems necessary or appropriate, other than any such meetings or portions thereof which relate to this Agreement or Transactions;

(c)	furnish to the Company true, correct and complete copies of all records, documentation and other information in its possession as the Company may reasonably request concerning DRT or the Membership Interests;

(d)	permit the Company to, without any obligation to do so, contact any Governmental Authority about any Permits, or Governmental Authorizations concerning DRT;

(e)	cause all Contracts to which DRT is a party to be performed to the extent required to be performed as of the Closing Date in full;

(f)	cooperate with the Company with respect to all filings, permits or consents that the Company elects to make or obtain or is required by Law or other Persons to make or obtain in connection with the Transactions;

(g)	provide notice to the Company as promptly as reasonably practicable upon becoming aware of any event or occurrence capable of causing a material impact on the business of DRT; and

(h)	use commercially reasonable efforts to cause the conditions precedent in Article VI to be satisfied.

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Section 5.07 Negative Covenants.

(a)	Between the Effective Date and the Closing Date or earlier termination of this Agreement in accordance with its terms, and except as otherwise contemplated by this Agreement or as the Company shall otherwise consent in writing in advance, no DRT Party shall, and each DRT Party shall cause each of their Representatives not to, directly or indirectly:

(i)	Amend existing insurance coverage applicable to DRT so long as such insurance is available at commercially reasonable rates;

(ii)	dispose of any individual capital asset, and will not incur, create or assume any Lien on any individual capital asset, in each case with a value in excess of $5,000;

(iii)	take any action which could be reasonably expected to prevent or materially delay the consummation of the Transactions;

(iv)	enter into any new material line of business or commit to any material capital expenditure outside of the Ordinary Course of Business;

(v)	(1) issue, authorize or propose the issuance of any Equity Security of DRT, (2) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (3) make any distribution of, or directly or indirectly repurchase, redeem or otherwise acquire, any Equity Security of DRT;

(vi)	amend any of organizational documents of DRT;

(vii)	make or announce any increase in salaries, bonuses or other compensation or fringe benefits payable or to become payable, or grant, announce, or increase any termination or severance, retention, change-of-control or similar payments, to any present or former employee, officer, manager, director, agent or independent contractor of DRT, or engage in any material reduction in force or promote any employee to or at or above the level of officer or senior management;

(viii)	enter into any Contract that, if such Contract had been in effect on the Effective Date, would have been a material to the operations of DRT, amend or terminate any Contract that is material to the operations of DRT or waive or cancel any material right thereunder, other than in the Ordinary Course of Business;

(ix)	sell, lease or otherwise transfer, or create or incur any lien on the assets, securities, property, interests or businesses of DRT other than in the Ordinary Course of Business;

(x)	create, incur, or assume any indebtedness or trade debt outside of the Ordinary Course of Business;

(xi)	change any method of accounting or accounting practice or accounting policy used by DRT, other than such changes required by GAAP or requirements of Law;

(xii)	settle or compromise any material claims against DRT;

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(xiii)	make, revoke or change any Tax election, file any amended Tax Returns, settle or compromise any Tax liability or surrender any refund, waive any statute of limitations with respect to assessment of any Tax or incur any Tax liability outside of the Ordinary Course of Business in each case other than as required by any requirements of Law;

(xiv)	acquire any business or Person, by merger, consolidation or otherwise, in a single transaction or a series of related transactions; or

(xv)	agree to take any of the foregoing actions, except as expressly contemplated by this Agreement and the other agreements expressly contemplated hereby.

(b)	For the avoidance of doubt, the provisions of this Section 5.06 shall not prevent the consummation of the actions as contemplated in Section 2.01.

ARTICLE VI. CONDITIONS TO THE CLOSING

Section 6.01 Conditions to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	The Authorized Shares Increase shall have been completed and shall be effective.

(b)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the Closing.

(c)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(d)	The Parties shall have received all necessary approvals from all required Governmental Authorities to consummate the Transactions.

(e)	The Company Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

(f)	DRT shall have executed definitive development agreements with clients generating at least $60,000.00 per month in revenue for at least 24 months following the Closing, with such agreements being in form and substance as agreed to by the Company and DRT.

(g)	The Company has finally settled any debt with landlords related to the closure of the Company’s gaming center venues, with the terms thereof to be as reasonably agreed by the Company and DRT.

(h)	The Company shall have obtained binding commitments from investors to invest at least $4,000,000 in the Company, through the issuance of shares of Company Common Stock.

(i)	The Company shall have repaid the currently outstanding convertible notes of the Company or the holders of such convertible notes shall have agreed as set forth in Section 6.01(j).

(j)	Any holders of currently outstanding convertible notes of the Company which are not repaid as set forth in Section 6.01(i) shall have executed definitive and binding agreements to convert such convertible notes into shares of Company Common Stock comprising no more than 12.5% of the issued and outstanding Company Common Stock, after giving effect to the Closing, the additional conversions as set forth in Section 6.01(l), and the additional investments referenced in Section 6.01(h).

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(k)	Certain holders of warrants of the Company shall have agreed to amend such warrants to have an exercise price of $1.00 per share of Company Common Stock, and to waive any anti-dilution provisions therein.

(l)	The holders of promissory notes of the Company which are not presently convertible into shares of Company Common Stock shall have executed amendments to such promissory notes such that the promissory notes shall be converted into Company Common Stock at the same price per share as the capital raise referenced in Section 6.01(h) and such notes shall have been converted into Company Common Stock, with such shares of Company Common Stock being included in the 12.5% limitation as set forth in Section 6.01(j).

(m)	All of the Persons holding any Equity Securities of DRT shall have joined this Agreement, pursuant to execution of this Agreement on the Effective Date or by way of the execution of a Joinder, such that the DRT Members a party to this Agreement as of the Closing Date hold 100% of the Membership Interests as of the Closing Date.

Section 6.02 Conditions to the Obligations of the Company for the Closing. The obligations of the Company to consummate the Closing are subject to the satisfaction (or waiver by the Company), at or before the Closing Date, of the following conditions:

(a)	The representations and warranties made by DRT and the DRT Members in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 3.06, Section 3.07, Section 3.08 and Section 3.26, which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(b)	Each of the DRT Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such DRT Parties prior to or at the Closing;

(c)	DRT shall have provided to the Company audited financial statements for DRT and related auditor reports thereon from a Public Company Accounting Oversight Board-registered auditor which consents to the inclusion of its statements in SEC public filings, for each of the two most recently ended fiscal years and any other period audited or unaudited but reviewed financials are required to be included in the SEC Reports following the Closing pursuant to applicable Law, and unaudited statements for any other required interim periods; and

(d)	The Company shall have completed its due diligence review of DRT to the Company’s satisfaction in its sole discretion.

Section 6.03 Condition to the Obligations of the DRT Parties For the Closing. The obligations of the DRT Parties to consummate the Closing are subject to the satisfaction (or waiver by DRT and the Members’ Representative on behalf of the DRT Members), at or before the Closing Date, of the following conditions:

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(a)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 4.06 which shall each be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(b)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing; and

(c)	DRT shall have completed its due diligence review of the Company to DRT’s satisfaction in its sole discretion.

ARTICLE VII. TERMINATION; SURVIVAL

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	By the mutual written consent of the Company, DRT and the Members’ Representative;

(b)	By the Company (i) if the conditions to the Closing as set forth in Section 6.01 and Section 6.02 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any DRT Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the DRT Parties, applicable, within five (5) Business Days after receipt by DRT of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(c)	By DRT and the Members’ Representative acting together (i) if the conditions to Closing as set forth in Section 6.01 and Section 6.03 have not been satisfied or waived by DRT and the Members’ Representative, which waiver DRT and the Members’ Representative may give or withhold in their sole discretion, by the Termination Date, provided, however, that DRT and the Members’ Representative may not terminate this Agreement pursuant to this clause (i) of this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the DRT Parties; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by DRT and the Members’ Representative or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from DRT or is not reasonably capable of being cured prior to the Termination Date;

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(d)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable;

(e)	By DRT, pursuant to the provisions of Section 5.04(a); or

(f)	By the Company, pursuant to the provisions of Section 5.04(b).

Section 7.02 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if the Company has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(b), the Company may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.19; and (ii) if DRT and the Members’ Representative has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 7.01(c), DRT and the Members’ Representative may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 9.19.

Section 7.03 Survival After Termination. If this Agreement is terminated by in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.03 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any breach of the provisions of this Agreement occurring prior to the termination of this Agreement.

ARTICLE VIII. INDEMNIFICATION

Section 8.01 Indemnification of Company. Provided that the Closing occurs, the DRT Members as of the Closing, jointly and severally, hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, shareholders, attorneys and agents and permitted assignees and the Members’ Representative (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Company Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the DRT Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto. Notwithstanding the forgoing, with respect to any indemnification obligations of the DRT Members arising from any Losses as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of any DRT Member as set forth in Section 3.08 or Section 3.26, such indemnification obligations shall be solely the obligations of the DRT Member giving such representations, warranties, covenants and agreements from which such claim arose, severally and not jointly and severally.

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Section 8.02 Indemnification of the DRT Parties. Provided that the Closing occurs, the Company hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Members’ Representative, the DRT Members as of the Closing, DRT and each of its officers, directors, employees, shareholders, attorneys and agents and permitted assignees (each a “DRT Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any DRT Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 8.03 Procedure. The following shall apply with respect to all claims by any DRT Indemnified Party or Company Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to a DRT Indemnified Party or a Company Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to the Company or the DRT Member(s), as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnifying Party has not assumed the defense pursuant to Section 8.03(a), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

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Section 8.06 Time Limit. The obligations of the DRT Members and the Company under Section 8.01 and Section 8.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 8.07 Certain Limitations. The indemnification provided for in Section 8.01 and Section 8.02 shall be subject to the following limitations:

(a)	The DRT Members shall not be liable to the Company Indemnified Parties for indemnification under Section 8.01 until the aggregate amount of all Losses in respect of indemnification under Section 8.01 exceeds $100,000 (the “Basket”), in which event the DRT Members shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to $1,000,000 (the “Cap”), and provided that, in the event that the indemnification obligations are those of less than all of the DRT Members pursuant to the last sentence of Section 8.01, then the Basket and the Cap shall be applied to such indemnifying DRT Member(s) pro rata based on the percentage of Membership Interests held by such DRT Member(s) as of the Closing Date, such that, by way of example and not limitation, if a DRT Member is so obligated to indemnify the Company Indemnified Parties pursuant to such section and held 50% of the total Membership Interests as of the Closing Date, the Basket would be $50,000 and the Cap would be $500,000. Any such utilization or satisfaction of the Basket and the Cap by one or more of the DRT Members as a result of the preceding sentence shall apply to any later determinations of the utilization or satisfaction of the Basket and the Cap.

(b)	The Company shall not be liable to the DRT Indemnified Parties for indemnification under Section 8.02 until the aggregate amount of all Losses in respect of indemnification under Section 8.02 exceeds the Basket, in which event the Company shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the Cap, which shall in such case be applied to all of the DRT Members as a group.

Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 8.09 Exclusive Remedy. In the event that the Closing occurs, the indemnification provisions contained in this Article VIII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Article VIII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

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ARTICLE IX. MISCELLANEOUS

Section 9.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Simplicity Esports and Gaming Company

Attention: Roman Franklin

7000 West Palmetto Park Road, Suite 505

Boca Raton, Florida 33433

If to DRT or the Members’ Representative, to:

Diverted River Technology, LLC

Attn: Zachary Johnson

1271 Watertree Road

Terre Haute, IN 47803

Email:

If to any DRT Member, to the Members’ Representative at the address above, for further distribution to the applicable DRT Member;

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Subject to the provisions of Section 9.04, each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 9.03 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.03(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 9.04 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Company and the Members’ Representative shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute.

(c)	The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Boca Raton, Florida in accordance with and under the then- current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.04(b).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 9.05 Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 9.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.07 Confidentiality. Each Party agrees that, unless and until the Transactions have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

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Section 9.08 Third Party Beneficiaries. This Agreement is strictly between the Company, DRT, the DRT Members and the Members’ Representative, and except as specifically provided herein, no other Person and no director, officer, shareholder (other than the DRT Members), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 9.09 Expenses. Subject to Article VIII and Section 9.06, whether or not the Exchange is consummated and other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Transactions.

Section 9.10 Entire Agreement. This Agreement and the other agreements and documents references herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter, provided that the Parties acknowledge and agree that the Company and DRT have entered into that certain Mutual Non-Disclosure Agreement, dated June 9, 2022, which shall remain in full force and effect in accordance with its terms.

Section 9.11 Survival. The representations and warranties of the respective Parties herein shall survive the Closing Date and the consummation of the Transactions for a period of two years. The covenants and other agreements of the respective Parties herein shall survive the Closing until fully performed, or for the maximum period permitted by applicable Laws, whichever is less.

Section 9.12 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company, DRT and the Members’ Representative.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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Section 9.13 DRT Members’ Representative.

(a)	Each DRT Member constitutes and appoints the Members’ Representative as its Representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i)	to act on such DRT Members’ behalf in the absolute discretion of Members’ Representative with respect to all matters relating to this Agreement, including, without limitation, execution and delivery of any amendment, supplement, or modification of this Agreement, including, without limitation, the execution of any Joinder and any updating of the Capitalization Table as contemplated herein, and any waiver of any claim or right arising out of this Agreement or the provision of any consent or agreement hereunder; and

(ii)	in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 9.13.

(b)	This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any DRT Member or by operation of law, whether by the death or incapacity of any DRT Member or by the occurrence of any other event. Each DRT Member hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Members’ Representative pursuant to this Section 9.13. Each DRT Member agrees that Members’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Members’ Representative in good faith, even if taken or omitted negligently, and each DRT Member shall indemnify and hold harmless Members’ Representative from, and shall pay to Members’ Representative the amount of, or reimburse Members’ Representative for, any Loss that Members’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Members’ Representative in his capacity as such.

(c)	The Company shall be entitled to rely upon any document or other paper delivered by Members’ Representative as being authorized by DRT Members, and the Company shall not be liable to any DRT Member for any action taken or omitted to be taken by the Company based on such reliance.

Section 9.14 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 9.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

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Section 9.16 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 9.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each DRT Party and the Company shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 9.18 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 9.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

Diverted River Technology, LLC

By:	/s/ Zachary Johnson
Name:	Zachary Johnson
Title:	Managing Member

Members’ Representative:

Zachary Johnson

By:	/s/ Zachary Johnson
Name:	Zachary Johnson

Sole Member as of the Effective Date: Diamond Dogs Investments, LLC

By:	/s/ Zachary Johnson
Name:	Zachary Johnson

DDI is not an Accredited Investor

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Annex 1

Joinder to Exchange Agreement

This Joinder to Exchange Agreement (this “Joinder”) is entered into pursuant to the Exchange Agreement, dated as of September 28, 2022, originally by and among (i) Simplicity Esports and Gaming Company; (ii) Diverted River Technology, LLC, an Indiana limited liability company, (iii) Diamond Dogs Investments, LLC; and (iv) Zachary Johnson, which agreement contemplates the joinder of the undersigned thereto once the undersigned became a DRT Member (the “Agreement”). Defined terms used herein without definition have the meanings set forth in the Agreement.

The undersigned hereby joins, accepts, and becomes a party to, the Agreement as a DRT Member in connection with the acquisition of Membership Interests and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement and hereby makes the representations and warranties, and agrees to the covenants, applicable to a DRT Member therein and herein as of the date hereof.

DRT Member Name:

By:

Name:

Title:
(if applicable)

Membership Interest owned:	_______________%

The undersigned hereby represents and warrants that the undersigned is:

__________	__________	__________
An Accredited Investor	A Non-U.S. Person	Neither an Accredited Investor nor a Non- U.S. Person

If the above-named DRT Member is a Non-U.S. Person, then the above-named DRT Member certifies that this Joinder has been executed by such DRT Member at:

.
(location)

Date: ______________________________, 2022.

[Joinder to Exchange Agreement]

Agreed and Accepted as of the date set forth above:

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

Diverted River Technology, LLC

By:	/s/ Zachary Johnson
Name:	Zachary Johnson
Title:	Managing Member

Members’ Representative:

Zachary Johnson

By:	/s/ Zachary Johnson
Name:	Zachary Johnson

[Joinder to Exchange Agreement]

Exhibit A

This Assignment of Membership Interests (“Assignment”) dated this [   ] day of [      ], 2022, is entered into by and between [____________] (“Assignor”) and Simplicity Esports and Gaming Company, a Delaware corporation (“Assignee”).

Assignor currently holds [ ]% of the membership interests of Diverted River Technology, LLC, an Indiana limited liability company (the “Company”).

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers and sets over unto the Assignee all right, title and interest in all of the membership interests in the Company held by Assignor (the “Transferred Interests”), which Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date written below.

Signed, sealed and delivered in the presence of:

Witnesses:	Assignor: ______________________________

Print Name:	By:
Name:

If Assignor is a Non-U.S. Person, this assignment has been executed at:
Print Name:

(location)

Assignee: Simplicity Esports and Gaming Company

By:
	Name:	Roman Franklin
	Title:	Chief Executive Officer

Exhibit B

Capitalization Table

Member Name	Membership Interest
Diamond Dogs Investments, LLC	100%
Total:	100%